   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON March 9, 1994
                                                       REGISTRATION NO. 33-

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       Under
                             The Securities Act of 1933

                                 Amoco Corporation
               (Exact name of registrant as specified in its charter)

                       Indiana                            36-1812780
           (State or other jurisdiction of            (I.R.S. Employer
           incorporation or organization)             Identification No.)

                  200 East Randolph Drive, Chicago, Illinois 60601
               (Address of Principal Executive Offices)     (Zip Code)

                            AMOCO EMPLOYEE SAVINGS PLAN
                              (Full title of the Plan)

                         P. A. Brandin, Corporate Secretary
                                 Amoco Corporation
                              200 East Randolph Drive
                              Chicago, Illinois 60601
                      (Name and address of agent for service)

                                  (312)-856-6111
           (Telephone number, including area code, of agent for service)

                          CALCULATION OF REGISTRATION FEE

                                    Proposed      Proposed
       Title of                      maximum      maximum
    securities to                   offering     aggregate      Amount of
          be        Amount to be    price per     offering     registration
    registered(1)   registered(2)   share(3)      price(3)        fee(3)
    Common Stock,    10,000,000     $52.5625    $525,625,000     $181,250
    without par        shares
    value . . . .

                                       1.

   (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Amoco Employee Savings Plan (the "Plan").

   (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.

   (3) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices for Amoco Corporation common stock as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System on March 7, 1994.




















                                       2.

                      Registration Statement on Form S-8
                                   under the
                            Securities Act of 1993
                                      of

                              Amoco Corporation

        The contents of Registration Statement Numbers 33-42950 and 33-66170 under the Securities Act of 1933 of Amoco Corporation are incorporated herein by reference.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 8 Exhibits.

        The undersigned Registrant hereby files the exhibits identified on the Exhibit Index included as part of this Registration Statement.

        The undersigned Registrant hereby undertakes to submit the Plan and, from time to time, any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to continue to qualify the Amoco Employee Savings Plan.

























                                       3.

                                  SIGNATURES

   THE REGISTRANT

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 9, 1994.


                                                AMOCO CORPORATION
                                                  (Registrant)


                               By:               H.  L. FULLER

                                      H. L.  Fuller, Chairman  of the  Board
                                      and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 9, 1994.

             Signature                             Title
        H. L. FULLER*            Chairman of the Board, President and
        H. L. Fuller               Director (Principal Executive Officer)


        F. S. ADDY*              Executive Vice President and Director
        F. S. Addy                 (Principal Financial Officer)


        JOHN L. CARL*            Senior Vice President-Finance and
        John L. Carl               Controller (Principal Accounting
                                   Officer)
        L. D. THOMAS*            Vice Chairman and Director
        L. D. Thomas


        P. J. EARLY*             Vice Chairman and Director
        P. J. Early


        DONALD R. BEALL*         Director
        Donald R. Beall




                                       4.

             Signature                             Title

        RUTH BLOCK*              Director
        Ruth Block


        JOHN H. BRYAN*           Director
        John H. Bryan

        ERROLL DAVIS*            Director
        Erroll Davis


        RICHARD FERRIS*          Director
        Richard Ferris


        ROBERT H. MALOTT*        Director
        Robert H. Malott

        WALTER E. MASSEY*        Director
        Walter E. Massey


        MARTHA R. SEGER*         Director
        Martha R. Seger


        MICHAEL WILSON*          Director
        Michael Wilson

        RICHARD D. WOOD*         Director
        Richard D. Wood


    *By      H. L. FULLER        Individually and as Attorney-in-Fact
             H. L. Fuller







                                       5.

   THE PLAN

        Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and the Commonwealth of Massachusetts, on March 9, 1994.


                                 AMOCO EMPLOYEE SAVINGS PLAN



                                   By:  State Street Bank and Trust Company,
                                        Trustee and Plan Administrator



                                   By:            James E. Murphy

                                   Title:        Vice President













                                       6.

                               INDEX TO EXHIBITS

   Exhibit
   Sequentially
   Number        Exhibit                                            Numbered
   Page
   (5)          Opinion of J. E. Klewin, including consent

   (23)         Consent of Price Waterhouse

   (24)         Powers of Attorney




















                                       7.